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Exhibit 10.10

EXECUTION COPY

AMENDMENT NO. 1
TO
CREDIT AGREEMENT

    THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT ("Agreement") is being executed and delivered as of October 8, 1999, by and among Great Lakes Dredge & Dock Corporation, a Delaware corporation (the "Borrower"), the other "Loan Parties" from time to time party to the Credit Agreement referred to and defined below (collectively, the "Loan Parties"), the financial institutions from time to time party to such Credit Agreement referred to and defined below (collectively, the "Lenders") and Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), as representative of the Lenders (in such capacity, the "Administrative Agent"). Undefined Capitalized terms used herein shall have the meanings ascribed to such terms in such Credit Agreement.

W I T N E S S E T H:

    WHEREAS, the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), in its separate capacity as "Issuing Bank", have entered into that certain Credit Agreement dated as of August 19, 1998 (the "Credit Agreement"), pursuant to which, among other things, the Lenders have agreed to provide, subject to the terms and conditions contained therein, certain loans and other financial accommodations to the Borrower;

    WHEREAS, the Borrower has requested that the Lenders agree to increase their Revolving Commitments by an aggregate amount of $15,000,000;

    WHEREAS, the Borrower desires to voluntarily prepay the Term Loans in an aggregate amount of $15,000,000 and has requested that the Lenders amend Section 2.8.2 to allow for the application of such prepayment to the remaining scheduled installments in the inverse order of maturity; and

    WHEREAS, subject to the terms and conditions of this Agreement, the Lenders have agreed to such increase in their Revolving Commitments and such application of a voluntary prepayments of the Term Loans;

    NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Borrower, the other Loan Parties, the Lenders and the Administrative Agent, such parties hereby agree as follows:

    1.  Amendment to Credit Agreement.  Subject to the satisfaction of each of the conditions set forth in Paragraph 2 of this Agreement, the Credit Agreement is amended as follows (section references used herein shall refer to sections of the Credit Agreement):

    (a) All references in the Credit Agreement to "Bank of America National Trust and Savings Association" shall be amended to refer to "Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association)".

    (b) Section 2.8.2 is amended by adding the following provision to the end of such section:

  ; provided, however, that the Borrower may elect (with notice of such election being included in the Borrower's notice of such voluntary prepayment and being irrevocable when given) to apply up to

  $15,000,000 in voluntary prepayments of the Term Loans to the remaining unpaid installments thereof in the inverse order of maturity.

    (c) Schedule I is amended to delete in their entirety each of the following definitions and to respectively replace such definitions with the following definitions:

      "Letter of Credit Availability" means, at any time of determination, an amount (determined on a Dollar equivalent basis) equal to the Revolving Commitment Amount then in effect minus the then outstanding principal balance of the Revolving Loans.

      "Revolving Commitment Amount" means $70,000,000, as the same may be reduced after the Closing Date pursuant to Section 2.2.

    (d) Schedule II of the Credit Agreement is hereby deleted in its entirety and replaced with the restated schedule attached hereto as Schedule II.

    2.  Effectiveness of this Agreement; Conditions Precedent.  The provisions of Paragraph 1 of this Agreement shall be deemed to have become effective as of the date of this Agreement, but such effectiveness shall be expressly conditioned upon the Administrative Agent's receipt of each of the following:

    (a) an originally-executed counterpart of this Agreement executed by duly authorized officers of the Borrower, the other Loan Parties and the Lenders;

    (b) payment in full, in immediately available funds, the amendment fee described in Paragraph 3 hereof;

    (c) substituted and amended revolving loan notes executed and delivered by the Borrower and made payable to the Lenders in maximum principal amounts equal to the Lenders respective Revolving Commitments as proposed to be amended pursuant to this Agreement, as provided in Schedule II hereto, and otherwise substantially in the forms delivered to the Lenders in connection with the Credit Agreement on the Closing Date;

    (d) a certificate executed by the Secretary or Assistant Secretary of the Borrower, in form and substance acceptable to the Administrative Agent, certifying (i) the resolutions adopted by the Board of Directors of the Borrower authorizing or ratifying the Borrower's execution, delivery and performance of this Agreement, the Credit Agreement as amended by this Agreement, and of each of the substituted and amended Notes delivered pursuant to this Agreement, (ii) the names, signatures and incumbency of the officers of the Borrower and (iii) the Certificate of Incorporation and By-laws of the Borrower as in effect on the date of such certification; and

    (e) Opinions of Winston & Strawn, counsel to the Borrower, and/or of the Borrower's general counsel (or comparable officer), with respect to this Agreement, the Credit Agreement as amended by this Agreement and the Notes, in form, scope and substance acceptable to the Administrative Agreement.

    3.  Amendment Fee.  Upon the satisfaction of each of the conditions described in Paragraph 2 hereof, other than as described in clause (c) thereof, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an amendment fee in the amount of $33,000, which fee shall be allocated by the Administrative Agent among the Lenders in accordance with their respective Percentages, and shall be fully-earned and non-refundable when due.

    4.  Voluntary Prepayment and Calculation of Excess Cash Flow.  Notwithstanding anything in the Credit Agreement to the contrary, up to $15,000,000 in the aggregate of voluntary prepayments of the Term Loans which are applied as provided in the proviso of Section  2.8.2 (as amended hereby) shall be excluded from the calculations of clause (b)(ii) of the definition of "Excess Cash Flow" for each period which corresponds to the date or dates of such prepayments.

    5.  Representations and Warranties.

    (a) The Borrower hereby represents and warrants that this Agreement, the Credit Agreement as amended by this Agreement, and each substituted and amended Note delivered in connection herewith, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

    (b) The Borrower hereby represents and warrants that its execution, delivery and performance of this Agreement, the Credit Agreement as amended by this Agreement, and each substituted and amended Note executed and delivered in connection herewith, have been duly authorized by all proper corporate action, do not violate any provision of its certificate of incorporation or bylaws, will not violate any law, regulation, court order or writ applicable to it, and will not require the approval or consent of any governmental agency, or of any other third party under the terms of any contract or agreement to which the Borrower or any of the Borrower's Affiliates is bound (which has not been previously obtained), including without limitation, the Note Indenture and the Reliance Agreement.

    (c) The Borrower hereby represents and warrants that, both before and after giving effect to the provisions of this Agreement, (i) no Default or Event of Default has occurred and is continuing or will have occurred and be continuing and (ii) all of the representations and warranties of the Borrower contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are, and will be, true and correct as of the date of the Borrower's execution and delivery hereof or thereof in all material respects as though made on and as of such date.

    6.  Reaffirmation, Ratification and Acknowledgment.  The Borrower and each other Loan Party hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Administrative Agent, under each Loan Document to which it is a party, (b) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents and (c) agrees that neither such ratification and reaffirmation, nor the Administrative Agent's, or any Lender's solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower or such other Loan Parties with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. As modified hereby, the Credit Agreement is in all respects ratified and confirmed, and the Credit Agreement as so modified by this Amendment shall be read, taken and so construed as one and the same instrument. Each of the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Neither the execution, delivery nor effectiveness of this Agreement shall operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, or of any Default or Event of Default (whether or not known to the Administrative Agent or the Lenders), under any of the Loan Documents. This Agreement and each of the substituted and amended Notes executed and delivered in connection herewith shall constitute Loan Documents for purposes of the Credit Agreement.

    7.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Illinois (including S.H.A. 735 ILCS 105/5-1, et. seq., but without giving effect to any other conflicts of law provisions).

    8.  Administrative Agent's Expenses.  The Borrower hereby agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, attorneys' and paralegals' fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Agreement and the other documents, agreements and instruments contemplated hereby.

    9.  Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement among the parties.

* * * *

    IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

GREAT LAKES DREDGE & DOCK CORPORATION
By:	/s/ DEBORAH A. WENSEL
Name:	Deborah A. Wensel
Title:	Vice President and CFO
GREAT LAKES DREDGE & DOCK COMPANY
By:	/s/ DEBORAH A. WENSEL
Name:	Deborah A. Wensel
Title:	Vice President and CFO
DAWSON DREDGING COMPANY
By:	/s/ DEBORAH A. WENSEL
Name:	Deborah A. Wensel
Title:	Vice President and CFO
FIFTY-THREE DREDGING CORPORATION
By:	/s/ DEBORAH A. WENSEL
Name:	Deborah A. Wensel
Title:	Vice President and CFO
GATES CONSTRUCTION CORP.
By:	/s/ DEBORAH A. WENSEL
Name:	Deborah A. Wensel
Title:	Vice President and CFO

BANK OF AMERICA, N.A. (as successor to Bank of America National Trust and Savings Association), as Administrative Agent
By:	/s/ KRISTINE D. HYDE
Name:	Kristine D. Hyde
Title:	Assistant Vice President
BANK OF AMERICA, N.A. (as successor to Bank of America National Trust and Savings Association), as a Lender
By:	/s/ PAUL R. FREY
Name:	Paul R. Frey
Title:	Senior Vice President
BANK OF MONTREAL, CHICAGO BRANCH, as a Lender
By:	/s/ HEATHER L. TURF
Name:	Heather L. Turf
Title:	Director
FLEET BANK, N.A., as Lender
By:	/s/ THOMAS J. LEVY
Name:	Thomas J. Levy
Title:	Vice President
LASALLE NATIONAL BANK, as a Lender
By:	/s/ DREW E. BURLAK
Name:	Drew E. Burlak
Title:	Assistant Vice President

THE NORTHERN TRUST COMPANY, as a Lender
By:	/s/ ROBIN BRODY
Name:	Robin Brody
Title:	Second Vice President
SUMMIT BANK, as a Lender
By:	/s/ BONNIE GERSHON
Name:	Bonnie Gershon
Title:	Vice President
COMERICA BANK-DETROIT, as a Lender
By:	/s/ CHRIS THOMPSON
Name:	Chris Thompson
Title:	Vice President

SCHEDULE II
LIST OF PERCENTAGES AND APPLICABLE LENDING OFFICES

Name of Bank	Domestic Lending Office	Eurodollar Office
Bank of America, N.A.	231 South LaSalle Street Chicago, Illinois 60697	231 South LaSalle Street Chicago, Illinois 60697
	Attn: Paul Frey	Attn: Paul Frey
Revolving Commitment:	$13,681,818
Term Commitment:		$10,750,000[1]
Percentage:		19.54545455%
Bank of Montreal, Chicago Branch	115 South LaSalle Street Chicago, Illinois 60603	115 South LaSalle Street Chicago, Illinois 60603
	Attn: Angelo Barone	Attn: Angelo Barone
Revolving Commitment:	$12,727,273
Term Commitment:		$10,000,000
Percentage:		18.18181818%
Summit Bank	Raritan Plaza II Fieldcrest Avenue Edison, NJ 08837	Raritan PlazaII Fieldcrest Avenue Edison, NJ 08837
	Attn: Bonnie Gershon	Attn: Bonnie Gershon
Revolving Commitment:	$11,772,727
Term Commitment:		$9,250,000
Percentage:		16.81818182%
The Northern Trust Company	50 South LaSalle Street Chicago, Illinois 60675	50 South LaSalle Street Chicago, Illinois 60675
	Attn: Ronald Mallicoat	Attn: Ronald Mallicoat
Revolving Commitment:	$6,363,636
Term Commitment:		$5,000,000
Percentage:		9.09090909%
Fleet Bank, N.A.	1185 Avenue of the Americas New York, New York 10036	1185 Avenue of the Americas New York, New York 10036
	Attn: Robert A. Isaksen	Attn: Robert A. Isaksen
Revolving Commitment:	$9,545,455
Term Commitment:		$7,500,000
Percentage:		13.63636364%
LaSalle National Bank	135 South LaSalle Street Chicago, Illinois 60603	135 South LaSalle Street Chicago, Illinois 60603
	Attn: James Turner	Attn: James Turner
Revolving Commitment:	$7,954,545
Term Commitment:		$6,250,000
Percentage:		11.36363636%
Comerica Bank—Detroit	Comerica Tower Detroit Center 500 Woodward Avenue Detroit, Michigan 48226	Comerica Tower Detroit Center 500 Woodward Avenue Detroit, Michigan 48226
	Attn: Chris Thompson	Attn: Chris Thompson
Revolving Commitment:	$7,954,545
Term Commitment:		$6,250,000
Percentage:		11.36363636%
Total Revolving Commitments:	$70,000,000
Total Term Commitment:	$55,000,000

1
Term Commitment were fully funded as of the Closing Date.

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AMENDMENT NO. 1 TO CREDIT AGREEMENT
W I T N E S S E T H:
SCHEDULE II LIST OF PERCENTAGES AND APPLICABLE LENDING OFFICES